Exhibit 99.1
MODEL N ANNOUNCES PROPOSED OFFERING OF $220.0 MILLION OF CONVERTIBLE SENIOR NOTES DUE 2028
SAN MATEO, Calif. -- March 7, 2023 - Model N, Inc. (NYSE: MODN), a leading provider of cloud revenue management solutions for life sciences and high tech companies, announced today that it intends to offer, subject to market conditions and other factors, $220.0 million aggregate principal amount of convertible senior notes due 2028 in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act. Model N also intends to grant the initial purchasers of the notes an option to purchase up to an additional $33.0 million aggregate principal amount of notes.
The notes will be senior, unsecured obligations of Model N, and interest will be payable semi-annually in arrears. The notes will mature on March 15, 2028, unless earlier converted, repurchased or redeemed in accordance with the terms of the notes. Prior to December 15, 2027, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, Model N will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Model N’s common stock or a combination of cash and shares of Model’s N’s common stock, at the election of Model N, in respect of the remainder, if any, of Model N’s conversion obligation in excess of the aggregate principal amount of the notes being converted.
Prior to March 20, 2026, the notes will not be redeemable. On a redemption date occurring on or after March 20, 2026 and on or before the 41st scheduled trading day immediately before the maturity date, Model N may redeem for cash all or any portion (subject to certain limitations) of the notes, at its option, if the last reported sale price of Model N’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Model N provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Model N provides notice of redemption.
Holders of the notes will have the right to require Model N to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Model N will also be required in certain circumstances to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date or convert their notes called for redemption following delivery by Model N of a notice of redemption.
The interest rate, initial conversion rate, offering price and other terms are to be determined upon pricing of the notes.
Model N intends to use a portion of the net proceeds from the offering to repurchase for cash a portion of its 2.625% Convertible Senior Notes due 2025 (“2025 notes”) as described below and the remainder of the net proceeds for working capital and other general corporate purposes.
Contemporaneously with the pricing of the notes in the offering, Model N expects to enter into separate and individually negotiated transactions with certain holders of its 2025 notes to repurchase a portion of the 2025 notes on terms to be negotiated with each of such holders (each, a “note repurchase,” and collectively, the “note repurchase transaction”). The terms of each note repurchase will depend on several factors, including the market price of Model N’s common stock and the trading price of the 2025 notes at the time of each such note repurchase. No assurance can be given as to how much, if any, of these 2025 notes will be repurchased or the terms on which they will be repurchased.
Model N expects that holders of the 2025 notes who participate in the note repurchase transaction and who have hedged their equity price risk with respect to the 2025 notes (the “hedged holders”) may enter into or unwind various derivatives with respect to Model N common stock (including entering into or unwinding derivatives with one or more of the initial purchasers in the offering or their respective affiliates) and/or purchase shares of Model N common stock concurrently with, or shortly after, the pricing of the notes. The amount of Model N common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of Model N common stock. In addition, Model N expects that certain purchasers of the notes may establish a short position with respect to Model N’s common stock by short selling Model N’s common stock or by entering into short derivative positions with respect to Model N’s common stock, in each case, in connection with the offering of notes. The net effect of the market activities described above by holders of the 2025 notes and purchasers of the notes could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Model N’s common stock, the market price of the notes and/or the initial conversion price of the notes, and Model N cannot predict the magnitude of such market activities or the overall effect they will have on the market price of Model N common stock, the market price of the notes or the initial conversion price of the notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Model N’s common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.
The notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and any shares of Model N’s common stock issuable upon conversion of the notes have not been and are not expected to be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, among other things, statements regarding the proposed terms of the offering, the completion, timing, and size of the proposed offering, Model N’s expectations regarding the effects of the notes repurchase transaction and the anticipated use of the net proceeds from the offering. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. Risks include, but are not limited to, risks related to whether Model N will consummate the offering of the notes on the expected terms, or at all, the anticipated principal amount of the notes, which could differ based upon market conditions, the expected use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, whether the note repurchases will take place or be consummated, and whether Model N will be able to satisfy the conditions required to close any sale of the notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Further information on risks that could affect Model N’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent quarterly report on Form 10-Q and its annual report on Form 10-K for the fiscal year ended September 30, 2022, and any current reports on Form 8-K that Model N may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
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Investor Relations Contact:

Carolyn Bass
investorrelations@modeln.com

Media Contact:

BLASTmedia
modeln@blastmedia.com